EXHIBIT 99.1

Arbutus to Participate in Upcoming Investor Conferences

VANCOUVER, British Columbia and DOYLESTOWN, Pa., Feb. 09, 2017 (GLOBE NEWSWIRE) -- Arbutus Biopharma Corporation (Nasdaq:ABUS), an industry-leading Hepatitis B Virus (HBV) therapeutic solutions company, today announced that the company will be participating in upcoming investor conferences.

  LEERINK Partners 6th Annual Global Healthcare Conference, February 15-16, 2017, New York
  2017 Disruptive Growth & Healthcare Conference, February 15, 2017, New York
  RBC Capital Markets 2017 Global Healthcare Conference, February 22-23, 2017, New York

Arbutus’ President and CEO, Dr. Mark J. Murray, will participate in a fireside chat at the LEERINK conference on February 16, 2017. A simultaneous webcast can be accessed by visiting the Investor sections of www.arbutusbio.com and selecting Events and Presentations. Replays will be available on the Arbutus website following the event.

About Arbutus
Arbutus Biopharma Corporation is a biopharmaceutical company dedicated to discovering, developing and commercializing a cure for patients suffering from chronic HBV infection. Arbutus is headquartered in Vancouver, BC, Canada with facilities in Doylestown, PA, USA. For more information, visit www.arbutusbio.com.

Contact Information
Investors
Adam Cutler
Senior Vice President, Corporate Affairs
Phone: 604.419.3200
Email: acutler@arbutusbio.com

Helia Baradarani
Senior Manager, Investor Relations
Phone: 604.419.3200
Email: hbaradarani@arbutusbio.com

Media
Please direct all media inquiries to: media@arbutusbio.com